Exhibit 3.2

AMENDED AND RESTATED BYLAWS

of

NIMBLE STORAGE, INC.

dated as of April 17, 2017

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4.3	MEETINGS AND ACTION OF COMMITTEES	7

ARTICLE V OFFICERS		7

5.1	OFFICERS	7
5.2	ELECTION OF OFFICERS	7
5.3	SUBORDINATE OFFICERS	8
5.4	REMOVAL AND RESIGNATION OF OFFICERS	8
5.5	VACANCIES IN OFFICES	8
5.6	CHAIRMAN OF THE BOARD	8
5.7	PRESIDENT	8
5.8	SECRETARY	8
5.9	CHIEF FINANCIAL OFFICER	9
5.10	VICE PRESIDENT	9
5.11	ASSISTANT SECRETARY	9
5.12	AUTHORITY AND DUTIES OF OFFICERS	9

ARTICLE VI INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS		9

6.1	INDEMNIFICATION OF OFFICERS AND DIRECTORS	9
6.2	ADVANCE OF EXPENSES	10
6.3	INDEMNIFICATION OF OTHERS	10
6.4	INSURANCE	10
6.5	NON-EXCLUSIVITY OF RIGHTS	11
6.6	INDEMNIFICATION CONTRACTS	11
6.7	RIGHT OF INDEMNITEE TO BRING SUIT	11
6.8	NATURE OF RIGHTS	11

ARTICLE VII RECORDS AND REPORTS		12

7.1	MAINTENANCE AND INSPECTION OF RECORDS	12
7.2	INSPECTION BY DIRECTORS	12
7.3	ANNUAL STATEMENT TO STOCKHOLDERS	12
7.4	REPRESENTATION OF SHARES OF OTHER CORPORATIONS	12

ARTICLE VIII GENERAL MATTERS		12

8.1	CHECKS	12
8.2	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	13
8.3	STOCK CERTIFICATES; PARTLY PAID SHARES	13
8.4	LOST CERTIFICATES	13
8.5	CONSTRUCTION; DEFINITIONS	13
8.6	DIVIDENDS	13
8.7	FISCAL YEAR	14
8.8	SEAL	14
8.9	TRANSFER OF STOCK	14
8.10	STOCK TRANSFER AGREEMENTS	14

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8.11	REGISTERED STOCKHOLDERS	14

ARTICLE IX AMENDMENTS		14

ARTICLE X DISSOLUTION		14

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ARTICLE I

CORPORATE OFFICES

1.1	REGISTERED OFFICE

The registered office of the corporation will be 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801, and the name of its registered agent at that address is The Corporation Trust Company.

The board of directors may at any time change such registered offices, and the corporation may establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1	PLACE OF MEETINGS

Meetings of stockholders will be held at any place, within or outside the State of Delaware, designated by the board of directors. In the absence of any such designation, stockholders’ meetings will be held at the registered office of the corporation.

2.2	ANNUAL MEETING

The annual meeting of stockholders will be held each year on a date and at a time designated by the board of directors. At the meeting, directors will be elected and any other proper business may be transacted. The corporation may obtain unanimous written consents from its stockholders to elect directors in lieu of holding an annual meeting.

2.3	SPECIAL MEETING

A special meeting of the stockholders may be called at any time by the board of directors, or by the chairman of the board, or by the president, or by one or more stockholders holding shares in the aggregate entitled to cast not more stockholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

If a special meeting is called by any person or persons other than the board of directors or the president or the chairman of the board, then the request will be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and will be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president or the secretary of the corporation. The officer receiving the request will cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of these bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, then the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 will be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

2.4	NOTICE OF STOCKHOLDERS’ MEETINGS

All notices of meetings with stockholders will be in writing and will be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice will specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5	MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given will, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6	QUORUM

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.7	ADJOURNED MEETING; NOTICE

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

2.8	VOTING

The stockholders entitled to vote at any meeting of stockholders will be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of applicable law (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

At a stockholders’ meeting at which directors are to be elected, or at elections held under special circumstances, each stockholder will be entitled to one vote for each share of common stock held by such stockholder and to the number of votes equal to the number of shares of common stock into which their Preferred Stock is convertible on the appropriate record date. There will be no cumulative voting.

2.9	WAIVER OF NOTICE

Whenever notice is required to be given under any applicable law, or the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, will be deemed equivalent to notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

2.10	STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, provided that a written consent to the action so taken is evidenced by the signature, in writing or by electronic signature or transmission, of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent will be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any applicable law if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section will state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided under applicable law.

2.11	RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which will not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If the board of directors does not so fix a record date:

(i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, will be the day on which the first written consent is expressed.

(iii) The record date for determining stockholders for any other purpose will be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

2.12	PROXIES

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the secretary of the corporation, but no such proxy will be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy will be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable will be governed by applicable law.

2.13	LIST OF STOCKHOLDERS ENTITLED TO VOTE

Upon the request of any stockholder, the officer who has charge of the stock ledger of a corporation will prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place will be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The requested list will also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

ARTICLE III

DIRECTORS

3.1	POWERS

Subject to the provisions of applicable law and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation will be managed and all corporate powers will be exercised by or under the direction of the board of directors.

3.2	NUMBER OF DIRECTORS

The number of directors shall be determined by resolution of the board. Directors need not be stockholders. Each of the directors of the corporation shall hold office until his successor shall have been duly elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided.

3.3	ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

Except as provided in Section 3.4 of these bylaws, directors will be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, will hold office until his successor is elected and qualified or until his earlier resignation or removal.

Elections of directors need not be by written ballot.

3.4	RESIGNATION AND VACANCIES

Any director may resign at any time upon written notice to the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, will have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations will become effective, and each director so chosen will hold office as provided in this section in the filling of other vacancies.

Unless otherwise provided in the certificate of incorporation or these bylaws:

(i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to a court for a decree summarily ordering an election as provided by applicable law.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the court may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election will be governed by applicable law.

3.5	PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

3.6	FIRST MEETINGS

The first meeting of each newly elected board of directors will be held at such time and place as will be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting will be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum will be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as will be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as will be specified in a written waiver signed by all of the directors.

3.7	REGULAR MEETINGS

Regular meetings of the board of directors may be held without notice at such time and at such place as will from time to time be determined by the board.

3.8	SPECIAL MEETINGS; NOTICE

Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two (2) directors.

Notice of the time and place of special meetings will be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation. If the notice is mailed, it will be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, it will be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

3.9	QUORUM

At all meetings of the board of directors, a majority of the authorized number of directors will constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum will be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.10	WAIVER OF NOTICE

Whenever notice is required to be given under any applicable law, or the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, will be deemed equivalent to notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

3.11	ADJOURNED MEETING; NOTICE

If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.12	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting, provided that written consent to the action so taken is evidenced by the signature, in writing or by electronic signature or transmission, of all members of the board of directors or committee, as the case may be; provided however, that if such consent is effected by electronic signature or electronic transmission, such electronic signature or electronic transmission was authorized by the relevant member of the board of directors. Such written consent and any counterparts thereof will be filed with the minutes of proceedings of the board or committee.

3.13	FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors will have the authority to fix the compensation of directors.

3.14	REMOVAL OF DIRECTORS

Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, whether at a meeting of stockholders or by written consent.

No reduction of the authorized number of directors will have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE IV

COMMITTEES

4.1	COMMITTEES OF DIRECTORS

The board of directors may designate one (1) or more committees, each committee to consist of one (1) or more directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in the bylaws of the corporation, will have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee will have the power or authority to (i) approve, adopt or recommend to the stockholders, any action or matter expressly required by applicable law to be submitted to the stockholders for approval or (ii) adopt, amend or repeal any bylaw of the corporation.

4.2	COMMITTEE MINUTES

Each committee will keep regular minutes of its meetings and report the same to the board of directors when required.

4.3	MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees will be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjournment and notice of adjournment), and Section 3.12 (action without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees will also be given to all alternate members, who will have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V

OFFICERS

5.1	OFFICERS

The officers of the corporation will be a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, assistant secretaries and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.

5.2	ELECTION OF OFFICERS

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these bylaws, will be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

5.3	SUBORDINATE OFFICERS

The board of directors may appoint, or empower the president to appoint, such other officers and agents as the business of the corporation may require, each of whom will hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

5.4	REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the corporation. Any resignation will take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation will not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5	VACANCIES IN OFFICES

Any vacancy occurring in any office of the corporation will be filled by the board of directors.

5.6	CHAIRMAN OF THE BOARD

The chairman of the board, if such an officer be elected, will, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. If there is no president, then the chairman of the board will also be the chief executive officer of the corporation and will have the powers and duties prescribed in Section 5.7 of these bylaws.

5.7	PRESIDENT

Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president will be the chief executive officer of the corporation and will, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. He will preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors. He will have the general powers and duties of management usually vested in the office of president of a corporation and will have such other powers and duties as may be prescribed by the board of directors or these bylaws.

5.8	SECRETARY

The secretary will keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes will show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary will keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary will give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. He will keep the seal of the corporation, if one be adopted, in safe custody and will have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

5.9	CHIEF FINANCIAL OFFICER

The chief financial officer will keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account will at all reasonable times be open to inspection by any director.

The chief financial officer will deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He will disburse the funds of the corporation as may be ordered by the board of directors, will render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and will have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

5.10	VICE PRESIDENT

In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, will perform all the duties of the president and when so acting will have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents will have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

5.11	ASSISTANT SECRETARY

The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election) will, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and will perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribe.

5.12	AUTHORITY AND DUTIES OF OFFICERS

In addition to the foregoing authority and duties, all officers of the corporation will respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

6.1	INDEMNIFICATION OF OFFICERS AND DIRECTORS

Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person (or a person of whom such person is the legal representative), is or was a member of the board of directors or officer of the corporation or a Reincorporated Predecessor (as defined below) or is or was serving at the request of the corporation or a Reincorporated Predecessor as a member of the board of directors, officer or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (for purposes of this Article VI, an “Indemnitee”), shall be indemnified and held harmless by the corporation to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith, provided such Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. Such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of such Indemnitees’ heirs, executors and administrators. Notwithstanding the foregoing, the corporation shall indemnify any such Indemnitee seeking indemnity in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors or such indemnification is authorized by an agreement approved by the board of directors. As used herein, the term the “Reincorporated Predecessor” means a corporation that is merged with and into the corporation in a statutory merger where (a) the corporation is the surviving corporation of such merger; and (b) the primary purpose of such merger is to change the corporate domicile of the Reincorporated Predecessor to Delaware.

6.2	ADVANCE OF EXPENSES

Except as otherwise provided in a written indemnification agreement between the Corporation and an Indemnitee, the corporation shall pay all expenses (including attorneys’ fees) incurred by such an Indemnitee in defending any such Proceeding as they are incurred in advance of its final disposition; provided, however, that (a) if the General Corporation Law of the State of Delaware then so requires, the payment of such expenses incurred by such an Indemnitee in advance of the final disposition of such Proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it should be determined ultimately by final judicial decision from which there is no appeal that such Indemnitee is not entitled to be indemnified under this Article VI or otherwise; and (b) the corporation shall not be required to advance any expenses to a person against whom the corporation directly brings a claim, in a Proceeding, alleging that such person has breached such person’s duty of loyalty to the corporation, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction.

6.3	INDEMNIFICATION OF OTHERS

The corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.3, an “employee” or “agent” of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.4	INSURANCE

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

6.5	NON-EXCLUSIVITY OF RIGHTS

The rights conferred on any person in this Article VI shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaw, agreement, vote or consent of stockholders or disinterested directors, or otherwise. Additionally, nothing in this Article VI shall limit the ability of the corporation, in its discretion, to indemnify or advance expenses to persons whom the corporation is not obligated to indemnify or advance expenses pursuant to this Article VI.

6.6	INDEMNIFICATION CONTRACTS

The board of directors is authorized to cause the corporation to enter into indemnification contracts with any director, officer, employee or agent of the corporation, or any person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification or advancement rights to such person. Such rights may be greater than those provided in this Article VI.

6.7	RIGHT OF INDEMNITEE TO BRING SUIT

(a) Right to Bring Suit. If a claim under Section 6.1 or 6.2 of this Article VI is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in applicable law.

(b) Effect of Determination. Neither the failure of the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in applicable law, nor an actual determination by the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.

(c) Burden of Proof. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI, or otherwise, shall be on the corporation.

6.8	NATURE OF RIGHTS

The rights conferred upon Indemnitees in this Article VI shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, repeal or modification of any provision of this Article VI that adversely affects any right of an Indemnitee or an Indemnitee’s successors shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article VI and existing at the time of such amendment, repeal or modification.

ARTICLE VII

RECORDS AND REPORTS

7.1	MAINTENANCE AND INSPECTION OF RECORDS

The corporation will, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, will, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose will mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath will be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath will be directed to the corporation at its registered office or at its principal place of business.

7.2	INSPECTION BY DIRECTORS

Any director will have the right to examine the corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The court is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the court may deem just and proper.

7.3	ANNUAL STATEMENT TO STOCKHOLDERS

The board of directors will present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

7.4	REPRESENTATION OF SHARES OF OTHER CORPORATIONS

Any director, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE VIII

GENERAL MATTERS

8.1	CHECKS

From time to time, the board of directors will determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized will sign or endorse those instruments. Absent any such determination, each officer of the corporation shall be so authorized.

8.2	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee will have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3	STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of a corporation will be represented by certificates unless the board of directors adopts a resolution or resolutions providing that some or all of, or any or all classes or series of its stock shall be issued as uncertificated shares. Every holder of stock represented by certificates will be entitled to have, upon request a certificate signed by, or in the name of the corporation by the chairman of the board of directors, or the president or vice-president, and by the chief financial officer or an assistant chief financial officer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Provision of a share certificate to any stockholder upon the request of such stockholder shall not nullify a resolution allowing uncertificated shares to other investors.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon will be stated. Upon the declaration of any dividend on fully paid shares, the corporation will declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.4	LOST CERTIFICATES

Except as provided in this Section 8.5, no new certificates for shares will be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and canceled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.5	CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions under the laws of the state of incorporation of the corporation will govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.6	DIVIDENDS

The directors of the corporation, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes will include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

8.7	FISCAL YEAR

The fiscal year of the corporation will be fixed by resolution of the board of directors and may be changed by the board of directors.

8.8	SEAL

This corporation may have a corporate seal, which may be adopted or altered at the pleasure of the board of directors, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

8.9	TRANSFER OF STOCK

Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it will be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.10	STOCK TRANSFER AGREEMENTS

The corporation will have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by applicable law.

8.11	REGISTERED STOCKHOLDERS

The corporation will be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, will be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it will have express or other notice thereof, except as otherwise provided by applicable law.

ARTICLE IX

AMENDMENTS

The original or other bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors will not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

ARTICLE X

DISSOLUTION

If it should be deemed advisable in the judgment of the board of directors of the corporation that the corporation should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, will cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

At the meeting a vote will be taken for and against the proposed dissolution. If a majority of the outstanding stock of the corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with applicable law will be executed, filed and will then become effective. Upon such certificate’s becoming effective, the corporation will be dissolved.

Whenever all the stockholders entitled to vote on a dissolution consent in writing, either in person or by duly authorized attorney, to a dissolution, no meeting of directors or stockholders will be necessary.